Exhibit 99.1
ALLIED WORLD MAILS JOINT PROXY MATERIALS TO SHAREHOLDERS
Allied World Board Supports Merger And Recommends Shareholders Vote For TransAllied Merger
Transaction Will Create Immediate and Long-Term Value
Says Merger Has Received Favorable Reactions From Rating Agencies and Shareholders
Zug, Switzerland — August 22, 2011— Allied World Assurance Company Holdings, AG (NYSE: AWH) announced today that it has set September 20, 2011 as the date for the extraordinary general meeting of its shareholders (the “Special Meeting”) to consider and vote on proposals related to the previously announced agreement and plan of merger with Transatlantic Holdings, Inc. (NYSE: TRH).
Allied World has commenced mailing the joint proxy materials for the Special Meeting. Included in the proxy materials is a letter to Allied World’s shareholders, outlining the creation of a leading global specialty-focused insurance and reinsurance company and how shareholders will benefit from compelling value creation opportunities. The Allied World board of directors unanimously recommends a vote in favor of all proposals related to the merger. The text of the letter follows:
August 19, 2011
Dear Fellow Shareholders:
At the upcoming Special Meeting of shareholders on September 20, 2011, shareholders of Allied World will be asked to approve the proposals associated with the merger agreement with Transatlantic Holdings, Inc.
Your Board of Directors unanimously supports the merger and believes the combination will deliver the best long-term value for shareholders of both companies. We urge you to vote FOR the proposals associated with the merger agreement. Your vote is important no matter how many or few shares of Allied World you own.
As we announced on June 12, 2011, the combined company, TransAllied Group Holdings, AG, will be a leading global specialty-focused insurance and reinsurance company. By combining two highly complementary businesses, with minimal product and distribution overlap, a shared vision and long-term strategy, and similar risk and underwriting standards, TransAllied will benefit from compelling shareholder value creation opportunities. The combined company will further benefit from:
•	An expanded global network and infrastructure that creates additional future growth opportunities and enhanced earnings potential;

•	A strengthened balance sheet with $8.5 billion in capital and over $21 billion in invested assets;

•	Meaningful business diversification, which creates significant incremental excess capital and enhanced financial flexibility at closing; and

•	Significant structural and operating efficiencies, based on conservative assumptions.
Further, we have received favorable reactions from not only the rating agencies as to the financial strength of the combined company, but also from many of our shareholders in our discussions with them.
We remain committed to the terms of our merger agreement and look forward to closing the transaction as early as possible in the fourth quarter. We have already received Hart-Scott-Rodino clearance for the transaction and the regulatory process is advancing. And, with Allied World’s successful track record of integration, our integration planning with Transatlantic is well underway.
Your Board of Directors is firmly behind the TransAllied merger and the long-term benefits it will provide to shareholders of both companies. We ask that you vote FOR the proposals associated with our merger agreement by signing, dating and returning the enclosed WHITE proxy card promptly. Please read the enclosed proxy material carefully as it contains important information for you to consider pertaining to this meeting.
You can find more information about the Special Meeting and our merger agreement with Transatlantic at our website: www.awac.com.
Sincerely,
Scott Carmilani
Shareholders should contact MacKenzie Partners, Inc., who is assisting Allied World with the proxy solicitation, at (800) 322-2885 for copies of the proxy materials or questions concerning the merger.
About Allied World
Allied World Assurance Company Holdings, AG, through its subsidiaries, is a global provider of innovative property, casualty and specialty insurance and reinsurance solutions, offering superior client service through a global network of offices and branches. All of Allied World’s rated insurance and reinsurance subsidiaries are rated A by A.M. Best Company, A by Standard & Poor’s, and A2 by Moody’s, and our Lloyd’s Syndicate 2232 is rated A+ by Standard & Poor’s and Fitch. Please visit www.awac.com for further information on Allied World.

Additional Information About the Proposed Merger and Where to Find It
This communication relates to a proposed merger between Allied World and Transatlantic. In connection with the proposed merger, Allied World has filed with the U.S. Securities and Exchange Commission (the “SEC”), and the SEC declared effective on August 18, 2011, a registration statement on Form S-4 that includes a joint proxy statement/prospectus that provides details of the proposed merger and the attendant benefits and risks. This communication is not a substitute for the joint proxy statement/prospectus or any other document that Allied World or Transatlantic may file with the SEC or send to their shareholders in connection with the proposed merger. Investors and security holders are urged to read the joint proxy statement/prospectus, and all other relevant documents filed with the SEC or sent to shareholders as they become available because they will contain important information about the proposed merger. All documents, when filed, will be available free of charge at the SEC’s website (www.sec.gov). You may also obtain these documents by contacting Allied World’s Corporate Secretary, attn.: Wesley D. Dupont, at Allied World Assurance Company Holdings, AG, Lindenstrasse 8, 6340 Baar, Zug, Switzerland, or via e-mail at secretary@awac.com; or by contacting Transatlantic’s Investor Relations department at Transatlantic Holdings, Inc., 80 Pine Street, New York, New York 10005, or via e-mail at investor_relations@transre.com. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.
Participants in the Solicitation
Allied World, Transatlantic and their respective directors and executive officers may be deemed to be participants in any solicitation of proxies in connection with the proposed merger. Information about Allied World’s directors and executive officers is available in Allied World’s proxy statement dated March 17, 2011 for its 2011 Annual Meeting of Shareholders. Information about Transatlantic’s directors and executive officers is available in Transatlantic’s proxy statement dated April 8, 2011 for its 2011 Annual Meeting of Shareholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the joint proxy statement/prospectus and may be contained in other relevant materials to be filed with the SEC regarding the merger when they become available. Investors should read the joint proxy statement/prospectus carefully before making any voting or investment decisions.
Cautionary Statement Regarding Forward-Looking Statements
Any forward-looking statements made in this communication reflect Allied World’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in these statements. For example, these forward-looking statements could be affected by the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to obtain Allied World’s or Transatlantic’s shareholder approval or the failure to satisfy other conditions to completion of the merger, including receipt of regulatory approvals; risks that the proposed transaction disrupts each company’s current plans and operations; the ability to retain key personnel; the ability to recognize the benefits of the merger; the amount of the costs, fees, expenses and charges related to the merger; pricing and policy term trends; increased competition; the impact of acts of terrorism and acts of war; greater frequency or severity of unpredictable catastrophic events; negative rating agency actions; the adequacy of Allied World’s loss reserves; Allied World or its non-U.S. subsidiaries becoming subject to significant income taxes in the United States or elsewhere; changes in regulations or tax laws; changes in the availability, cost or quality of reinsurance or retrocessional coverage; adverse general economic conditions; and judicial, legislative, political and other governmental developments, as well as management’s response to these factors, and other factors identified in Allied World’s filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Allied World is under no obligation (and expressly disclaims any such obligation) to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise.
Contacts
Media:
Faye Cook
VP, Marketing & Communications
1-441-278-5406
faye.cook@awac.com
Mike Pascale/Allyson Morris
The Abernathy MacGregor Group
1-212-371-5999
mmp@abmac.com/afm@abmac.com
Investors:
Keith J. Lennox
Investor Relations Officer
1-646-794-0750
keith.lennox@awac.com